Exhibit 99.1

CARMICHAEL’S CASHWAY PHARMACY, INC.

AND SUBSIDIARY

AUDITED FINANCIAL STATEMENTS

For the Seven Months Ended December 31, 2006

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

TABLE OF CONTENTS

PAGE NUMBER
INDEPENDENT AUDITORS’ REPORT	2

AUDITED FINANCIAL STATEMENTS
Consolidated Balance Sheet	3
Consolidated Statement of Income	4
Consolidated Statement of Retained Earnings	5
Consolidated Statement of Cash Flows	6
Notes to Financial Statements	7-10

INDEPENDENT AUDITORS’ REPORT ON SUPPLEMENTARY INFORMATION	11

Consolidated Schedule of Operating Expenses	12

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Carmichael’s Cashway Pharmacy, Inc. and Subsidiary

Crowley, Louisiana

We have audited the accompanying balance sheet of Carmichael’s Cashway Pharmacy, Inc. and Subsidiary as of December 31, 2006, and the related statements of income, retained earnings and cash flows for the seven months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carmichael’s Cashway Pharmacy, Inc. and Subsidiary as of December 31, 2006, and the results of its operations and its cash flows for the seven months then ended in conformity with accounting principles generally accepted in the United States of America.

CERTIFIED PUBLIC ACCOUNTANTS

February 12, 2007

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2006

ASSETS

CURRENT ASSETS
Cash	$540,696
Accounts receivable
Trade (net of allowance for doubtful accounts of $502,106)	4,178,802
Other	46,730
Inventories	2,028,759
Prepaid expenses	77,731

Total Current Assets	6,872,718

PROPERTY, PLANT AND EQUIPMENT
Vehicles	563,398
Durable medical equipment	1,659,213
Furnitures and fixtures	62,747
Machinery and equipment	876,483

Total	3,161,841
Less: Accumulated depreciation	1,483,259

Total Property, Plant and Equipment	1,678,582

OTHER ASSETS
Deposits	2,885
Goodwill	1,458,634

Total Other Assets	1,461,519

TOTAL ASSETS	$10,012,819

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$62,433
Cash overdraft	52,803
Accounts payable	890,891
Accrued expenses and other current liabilities	551,407

Total Current Liabilities	1,557,534

LONG-TERM LIABILITIES
Notes payable, less current portion	18,614

STOCKHOLDERS’ EQUITY
Common stock, no par value, 5,000 shares authorized, 2,000 shares issued and outstanding	2,000
Additional paid-in capital	3,000
Retained earnings	8,431,671

Total Stockholders’ Equity	8,436,671

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$10,012,819

The accompanying notes are an integral part of this financial statement.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

For the Seven Months Ended December 31, 2006

REVENUE	$18,555,801
COST OF REVENUE	12,127,865

GROSS PROFIT	6,427,936

OPERATING EXPENSES
Depreciation	240,985
Operating expenses	5,226,592

Total Operating Expenses	5,467,577

OPERATING INCOME	960,359

OTHER INCOME (EXPENSE)
Loss on disposal of assets	(1,187)
Interest income	47,495
Interest expense	(4,003)

Total Other Income (Expense)	42,305

NET INCOME	$1,002,664

The accompanying notes are an integral part of these financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

For the Seven Months Ended December 31, 2006

BALANCE AT MAY 31, 2006	$7,756,512
ADDITIONS (DEDUCTIONS)
Net income	1,002,664
Dividends	(327,505)

BALANCE AT DECEMBER 31, 2006	$8,431,671

The accompanying notes are an integral part of these financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Seven Months Ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,002,664
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	240,985
Loss on disposal of property and equipment	1,187
Provision for bad debt	81,036
Changes in assets and liabilities, net of acquisition effects of Breath of Life Home Health Equipment, Inc. and Central Pharmacy Services, L.L.C.
Accounts receivable	(1,066,585)
Inventories	(66,947)
Prepaid expenses	(28,968)
Cash overdraft	52,803
Accounts payable	(3,930)
Accrued expenses and other current liabilities	14,728

Net Cash Provided By Operating Activities	226,973

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Breath of Life Home Health Equipment, Inc.	(800,000)
Acquisition of Central Pharmacy Services, L.L.C.	(135,000)
Purchases of property and equipment	(304,910)

Net Cash Used In Investing Activities	(1,239,910)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt	38,734
Repayment of debt	(17,900)
Dividends paid	(327,505)

Net Cash Used In Financing Activities	(306,671)

NET DECREASE IN CASH	(1,319,608)
CASH AT MAY 31, 2006	1,860,304

CASH AT END OF YEAR	$540,696

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$4,003

The accompanying notes are an integral part of these financial statements.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION

Carmichael’s Cashway Pharmacy, Inc. began operations in September of 1969 and was incorporated in the State of Louisiana on December 10, 1993. The Company is engaged in the operation of several retail pharmacies and uniform shops. The Company also offers infusion therapy, nutritional products and durable medical equipment to customers located primarily in Southern Louisiana.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Carmichael’s Cashway Pharmacy, Inc. and its subsidiary, Breath of Life Home Health Equipment, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Accounts Receivable

Trade accounts receivable are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus receivables do not bear interest, although a finance charge may be applied to amounts past due. Trade accounts receivable are periodically evaluated for collectibility based on past credit history with customers and their current financial condition, and are charged against allowance for doubtful accounts when they are deemed uncollectible.

Inventories

Inventories are stated at the lower of cost (standard cost method), or market. Use of this method does not result in a material difference from the methods required by generally accepted accounting principles.

Property and Equipment

Property and equipment are stated at cost. Expenditures for property and equipment and items which substantially increase the useful lives of the existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized.

Depreciation expense is provided using the straight-line method with rates based on the estimated useful lives of the individual assets which range from 3 - 40 years. Depreciation expense for the seven months ended December 31, 2006 amounts to $240,985.

Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangibles

The excess of cost over book value on the purchase of various companies is shown as goodwill. Management periodically reviews the carrying value of goodwill to determine whether an impairment may exist. An impairment charge is measured as any deficiency in the amount of estimated undiscounted future cash flows of the acquired business available to recover the carrying value related to the goodwill. Goodwill arising from business combinations completed during the seven months ended December 31, 2006 amounts to $751,466. No impairment to goodwill exists as of December 31, 2006.

Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include cash and accounts receivable. Concentration of credit risk with respect to receivables is limited due to the Company’s large number of customers. The Company maintains cash accounts at several financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per institution. At December 31, 2006, the Company exceeded the insured limits by approximately $563,712.

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Advertising

The Company charges the cost of advertising to expense as incurred. Advertising expense for the seven months ended December 31, 2006 amounted to $256,104.

NOTE 3: OPERATING LEASES

The Company leases durable medical equipment and an operating location under operating leases. Minimum future rental payments under lease agreements having remaining terms in excess of one year as of December 31, 2006 and for each of the next five years and in the aggregate are as follows:

Year Ended December 31
2007	$104,412
2008	104,412
2009	90,412
2010	67,376
2011	53,700

Total	$420,312

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE 4: NOTES PAYABLE

Notes payable at December 31, 2006 consist of the following:

Midsouth Bank, $16,132 note dated April 7, 2003, due October 1, 2007, payable in monthly installments of $331, interest rate 7.20%, secured by equipment	$3,182
GMAC, $35,951 note dated May 11, 2005, due April 11, 2008, payable in monthly installments of $999, interest rate 0.00%, secured by vehicle	15,978
Iberia Bank, $34,300 note dated July 21, 2005, due July 29, 2009, payable in monthly installments of $820, interest rate 6.75%, secured by vehicle	23,153
AICCO, Inc., $85,622 note dated September 1, 2006, due May 1, 2007, payable in monthly installments of $9,858, interest rate 8.60%, unsecured	38,734

81,047
Less: Current portion	62,433

Long-Term Portion	$18,614

Annual maturities of long-term debt during each year ended December 31st are as follows:

2008	$13,122
2009	5,492
Thereafter	—

Total	$18,614

NOTE 5: 401(k) PROFIT SHARING PLAN

The Company contributes to a 401(k) Profit Sharing Plan that is a qualified plan under the Employees Retirement Income Security Act of 1974. All employees having at least twelve months of service are eligible to participate in the plan. The Company matches one-half of employee contributions up to 6% of compensation. Retirement plan contributions made by the Company for the seven months ended December 31, 2006 amounts to $57,956.

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

NOTE 6: RELATED PARTY TRANSACTIONS

The Company engaged in transactions with Carmichael’s Oakwood Apartments, an affiliated company.

These transactions resulted in the following amount which is included in the financial statements for the seven months ended December 31:

Rent expense	$70,000

NOTE 7: INCOME TAXES

For income tax purposes, the Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Accordingly, there is no provision for income taxes as the income, losses and credits are passed through to the shareholder.

NOTE 8: BUSINESS COMBINATIONS

Effective November 1, 2006, the Company purchased 100% of the outstanding common stock of Breath of Life Home Health Equipment, Inc. for $800,000. Accordingly, the results of operations for Breath of Life Home Health Equipment, Inc. have been included in the accompanying consolidated financial statements from that date forward.

Following is a condensed balance sheet showing the fair values of the assets acquired as of the date of acquisition.

Current assets	$34,777
Property and equipment	79,669
Goodwill arising in the acquisition	685,554

$800,000

Effective November 1, 2006, the Company completed an asset purchase of Central Pharmacy Services, L.L.C. for $135,000. Accordingly, the results of operations for Central Pharmacy Services, L.L.C. have been included in the accompanying consolidated financial statements from that date forward.

Following is a condensed balance sheet showing the fair values of the assets acquired as of the date of acquisition.

Current assets	$69,088
Goodwill arising in the acquisition	65,912

$135,000

INDEPENDENT AUDITORS’ REPORT

ON SUPPLEMENTARY INFORMATION

To the Board of Directors

Carmichael’s Cashway Pharmacy, Inc. and Subsidiary

Crowley, Louisiana

Our examination of the basic financial statements for the seven months ended December 31, 2006 was made primarily to form an opinion on such financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. The supplementary information has been subjected to the audit procedures applied in the examination of the basic financial statements and is, in our opinion, fairly presented in all material respects in relation to the basic financial statements taken as a whole.

CERTIFIED PUBLIC ACCOUNTANTS

February 12, 2007

CARMICHAEL’S CASHWAY PHARMACY, INC. AND SUBSIDIARY

CONSOLIDATED SCHEDULE OF OPERATING EXPENSES

For the Seven Months Ended December 31, 2006

Advertising	$256,104
Automobile expense	51,141
Bad debts	220,225
Claims processing	11,838
Computer expense	63,140
Contributions	6,355
Dues and subscriptions	1,131
Employee benefits	3,985
Freight	1,468
Insurance	185,480
Janitorial	15,435
Laundry	1,707
Meals and entertainment	12,677
Medical consultation	43,760
Miscellaneous	15,176
Office expenses	143,229
Outside services	49,734
Payroll taxes	228,997
Postage	1,839
Professional fees	130,046
Promotions	13,196
Rent	175,866
Repairs and maintenance	33,316
Retirement plan contributions	57,956
Salaries	3,258,090
Seminars and conventions	52,292
Taxes and licenses	42,758
Telephone	69,972
Trash disposal	7,175
Travel	9,081
Uniforms	5,664
Utilities	57,759

TOTAL OPERATING EXPENSES	$5,226,592